UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K
                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                              1934


 Date of Report (Date of earliest event reported):    January 8,
                              1996



               AMERICAN INDUSTRIAL PROPERTIES REIT
     (Exact name of Registrant as specified in its charter)


            Texas                 1-9016               75-6335572
(State or other jurisdiction  (Commission       (IRS Employer
      of incorporation)       File Number)    Identification No.)


6220 North Beltline Road,  Suite 205
          Irving, Texas                           75063-2656
(Address of principal executive offices)          (Zip code)


                         (214) 550-6053
      (Registrant's telephone number, including area code)








Item 5.  Other Events

      On January 8, 1996, the Trust filed a lawsuit in federal court in Dallas against Paul Koether and his controlled corporation, Pure World, Inc. ("Pure World"). The suit alleges violations under federal and state securities laws for material misrepresentations and omissions made by Koether and Pure World in filings made with the Securities and Exchange Commission regarding undisclosed meetings by Koether with representatives of The Manufacturers Life Insurance Company ("MLI"), the Trust's largest unsecured creditor, regarding the proposed purchase at a discount of the Trust's unsecured notes held by MLI. The Trust seeks injunctive relief preventing future discussions with MLI regarding the purchase of the Trust's unsecured notes, further attempts to gain control of the Trust and any further purchases of shares in the Trust by Koether or Pure World until proper disclosures are made. In addition, the Trust seeks a declaratory judgment regarding enforcement of the share ownership restrictions contained in the Trust's Bylaws and injunctive relief preventing the voting of shares accumulated in excess of the share ownership limitations contained in the Bylaws. The Trust also seeks recovery of distributions paid on shares accumulated in excess of these share ownership limitations.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (c)   Exhibits

                    99.1 Complaint





                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              AMERICAN INDUSTRIAL PROPERTIES REIT


                                   /s/   Charles W. Wolcott
                              Charles W. Wolcott
                              President and Chief Executive
                              Officer


DATE:      January 10, 1996






                        Index to Exhibits


Sequentially
Exhibit No.         Description
Numbered Page

  *99.1         Complaint
____________
   * Filed herewith.